Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 18, 2002 incorporated by reference in A. M. Castle & Co.'s Annual Report on Form 10-K for the year ended December 31, 2002 and to all references to our Firm included in this registration statement.


/s/  Arthur Andersen LLP
-----------------------------
     Arthur Andersen LLP



Arthur Andersen LLP
Chicago, Illinois
April 25, 2002